UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):(25 August 2011)

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 8.01  - Quarterly Cash Dividend - Edgar 8K
SIGNET ANNOUNCES QUARTERLY CASH DIVIDEND

Hamilton, Bermuda, August 25, 2011 - Signet Jewelers Ltd ("Signet") (NYSE and LSE: SIG), the world's largest specialty retail jeweler, today announced that its Board of Directors has approved the commencement of paying quarterly cash dividends on its Common Shares.  The Board declared the first such quarterly cash dividend of $0.10 per Signet Common Share payable on November 28, 2011 to record holders of Signet Common Shares on October 28, 2011, with an ex-dividend date of October 26, 2011.

Mike Barnes, Signet's Chief Executive Officer, commented: "The Board approval of an ongoing quarterly cash dividend advances our goal of returning value to our shareholders.  We believe this demonstrates the strength of our business model and our ability to generate positive cash flow while continuing to invest in, and support, our long term growth initiatives."

Future payments of quarterly dividends will be based on Signet's ability to satisfy all applicable statutory and regulatory requirements and its continued financial strength.  Any future payment of cash dividends will depend upon such factors as Signet's earnings, capital requirements, financial condition, financing agreement restrictions, and other factors deemed relevant by the Board of Directors.

Enquiries:	Tim Jackson, Investor Relations Director, Signet Jewelers	+1 (441) 296 5872
Press:	Alecia Pulman, ICR, Inc.	+1 (203) 682 8224
	Jonathan Glass, Brunswick	+44 (0)20 7404 5959

Signet operated 1,850 specialty retail jewelry stores at July 30, 2011, these included 1,314 stores in the US, where its store concepts include "Kay Jewelers", "Jared The Galleria Of Jewelry" and a number of regional names.  At the same date, Signet also operated 536 stores in the UK, where its store concepts are "H.Samuel," "Ernest Jones," and "Leslie Davis".  Further information on Signet is available at www.signetjewelers.com .  See also www.kay.com , www.jared.com , www.hsamuel.co.uk  , and www.ernestjones.co.uk .

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this release and include statements regarding, among other things, Signet's results of operation, financial condition, liquidity, prospects, priorities, growth, strategies and the industry in which Signet operates.  The use of the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "forecast," "objective," "plan," or "target," and other similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to consumer credit, seasonality of Signet's business, financial market risks, deterioration in consumers' financial condition, exchange rate fluctuations, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, and risks relating to Signet being a Bermuda corporation.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially, see the "Risk Factors" section of Signet's Fiscal 2011 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2011.  Actual results may differ materially from those anticipated in such forward-looking statements.  Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date: August 25, 2011	By:	/s/ Mark Jenkins
Mark Jenkins
Group Company Secretary